EXHIBIT 10.1
                             STOCK OPTION AGREEMENT

                  STOCK OPTION AGREEMENT, dated as of November 10, 1996 (this "Agreement"), between IVAX CORPORATION, a Florida corporation ("IVAX"), and BERGEN BRUNSWIG CORPORATION, a New Jersey corporation ("Bergen").

                              W I T N E S S E T H:

                  WHEREAS, BBI Healthcare Corporation, a Delaware corporation ("BBI"), IVAX, Bergen, BBI-I Sub, Inc., a Florida corporation and a wholly owned subsidiary of BBI ("IVAX Merger Sub"), and BBI-B Sub, Inc., a New Jersey corporation and a wholly owned subsidiary of BBI ("Bergen Merger Sub"), propose to enter into, simultaneously herewith, an Agreement and Plan of Merger (the "Merger Agreement"; capitalized terms used but not defined in this Agreement shall have the meanings ascribed to them in the Merger Agreement), which provides, upon the terms and subject to the conditions thereof, for (i) the acquisition by BBI of the common stock, par value $.10 per share, of IVAX ("IVAX Common Stock"), through the merger of IVAX Merger Sub with and into IVAX (the "IVAX Merger"), (ii) the acquisition by BBI of the Class A common stock, par value $1.50 per share, of Bergen ("Bergen Common Stock") through the merger of Bergen Merger Sub with and into Bergen (the "Bergen Merger" and, together with the IVAX Merger, the "Mergers") and (iii) the receipt by the shareholders of each of IVAX and Bergen of shares of common stock, par value $.01 per share, of BBI, in proportion to their interests in IVAX and Bergen, respectively; and

                  WHEREAS, as a condition to the willingness of IVAX to enter into the Merger Agreement and the IVAX Stock Option Agreement, IVAX has required that Bergen agree, and in order to induce IVAX to enter into the Merger Agreement and the IVAX Stock Option Agreement, Bergen has agreed to grant IVAX an option to purchase 9,953,076 newly issued or treasury shares of Bergen Common Stock, representing approximately 19.9% of the issued and outstanding shares of Bergen Common Stock, in accordance with the terms of this Agreement;

                  NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement and in the Merger Agreement, the parties hereto agree as follows:

                                    ARTICLE I

                                THE STOCK OPTION

                  SECTION 1.01. Grant of Stock Option. Bergen hereby grants to IVAX, as of the close of trading on the NYSE on November 11, 1996 (the "Grant Date"), an irrevocable option (the "Stock Option") to purchase up to 9,953,076 shares of Bergen Common Stock (the "Option Shares") at a cash purchase price per Option Share equal to the closing price of shares of Bergen Common Stock on the NYSE Composite Tape on the Grant Date (the "Purchase Price"), subject to the terms and conditions set forth herein.

                  SECTION 1.02. Exercise of Stock Option. (a) Subject to the conditions set forth in Section 1.03 and to any additional requirements of Law, the Stock Option may be exercised by IVAX, in whole or in part, at any time or from time to time after the occurrence of an Exercise Event (as defined below) and prior to the Termination Date (as defined below).

                  (b) An "Exercise Event" shall occur for purposes of this Agreement upon the occurrence of any event or circumstance which, pursuant to the terms of Section 8.05(c) of the Merger Agreement, entitles IVAX to the payment by Bergen of the amount specified therein.

                  (c) The "Termination Date" shall occur for purposes of this Agreement upon the first to occur of any of the following:

                  (i)  the Effective Time;

                  (ii) the date which is 90 days after the occurrence of an Exercise Event (unless prior thereto the Option shall have been exercised); or

                  (iii) the termination of the Merger Agreement in any manner in which IVAX would not be entitled pursuant to Section 8.05(c) of the Merger Agreement to payment of the amount specified therein.

                  (d) In the event IVAX wishes to exercise the Stock Option, IVAX shall send a written notice (a "Stock Exercise Notice") to Bergen specifying the total number of Option Shares IVAX wishes to purchase, the denominations of the certificate or certificates evidencing such Option Shares which IVAX wishes to receive, a date (subject to the earlier satisfaction or waiver of the conditions set forth in Section 1.03) (a "Closing Date"), which shall be a business day (as defined in the Merger Agreement) which is not later than 10 business days and not earlier than the fifth business day after delivery of such notice, and place for the closing of such purchase (a "Closing"). Notwithstanding the foregoing, Bergen shall have the right, exercisable by written notice to IVAX within three Business Days after receipt of a Stock Exercise Notice, to elect to treat such Stock Exercise Notice as a Cash Exercise Notice pursuant to Section 1.02(e) for all purposes of this Agreement, and to pay to IVAX an amount in cash equal to the Spread (as defined below) within 10 business days following receipt of such Stock Exercise Notice.

                  (e) If at any time the Stock Option is then exercisable pursuant to the terms of Section 1.02(a) hereof, IVAX may elect, in lieu of exercising the Stock Option to purchase Option Shares as provided in Section 1.02(a) hereof, to send a written notice to Bergen (a "Cash Exercise Notice"; either a Cash Exercise Notice or a Stock Exercise Notice, an "Exercise Notice") specifying a date not later than 10 business days and not earlier than the fifth business day following the date such notice is given on which date Bergen shall pay to IVAX an amount in cash equal to the Spread (as defined below) multiplied by such number of Option Shares as IVAX shall specify. As used herein, "Spread" shall mean the excess, if any, over the Purchase Price of the higher of (x) if applicable, the highest price per share of Bergen Common Stock paid by any person in a Competing Transaction (the "Competing Purchase Price") or (y) the closing price of the shares of Bergen Common Stock on the NYSE Composite Tape on the last trading day immediately prior to the date of the Cash Exercise Notice (the "Closing Price"). If the Competing Purchase Price includes any property other than cash, the Competing Purchase Price shall be the sum of (i) the fixed cash amount, if any, included in the Competing Purchase Price plus (ii) the fair market value of such other property. If such other property consists of securities with an existing public trading market, the average of the closing prices (or the average of the closing bid and asked prices if closing prices are unavailable) for such securities in their principal public trading market on the five trading days ending five days prior to the date of the Cash Exercise Notice shall be deemed to equal the fair market value of such property. If such other property consists of something other than cash or securities with an existing public trading market and, as of the payment date for the Spread, agreement on the value of such other property has not been reached, the Competing Purchase Price shall be deemed to be the amount of any cash included in the Competing Purchase Price plus the fair market value of such other property (as determined by a nationally recognized investment banking firm jointly selected by IVAX and Bergen). For this purpose, the parties shall use their reasonable commercial efforts to cause any determination of the fair market value of such other property to be made within three business days after the date of delivery of the Cash Exercise Notice. Upon exercise of its right to receive the Spread pursuant to this Section 1.02(e) or Bergen electing to treat a Stock Exercise Notice as a Cash Exercise Notice pursuant to Section 1.02(d), the obligations of Bergen to deliver Option Shares pursuant to Section 1.03 shall be terminated with respect to such number of Option Shares for which IVAX shall have elected to be paid the Spread. If at the time payment of the Spread by Bergen is due, Bergen shall not have consummated a Competing Transaction, Bergen may elect to pay the Spread in cash or in shares of Bergen Common Stock, valued at the closing price of shares of Bergen Common Stock on the NYSE Composite Tape on the business day prior to such payment (the "Closing Date Price").

                  SECTION 1.03. Conditions to Closing. The obligation of Bergen to deliver Option Shares or pay the Spread, as applicable, upon any exercise of the Stock Option is subject to the following conditions:

                  (a) Such delivery or payment would not in any material respect violate, or otherwise cause the material violation of, Section 312.03 of the NYSE Listed Company Manual ("Section 312.03") or any material Law, including, without limitation, the HSR Act, applicable thereto; and

                  (b) There shall be no preliminary or permanent injunction or other final, non-appealable judgment by a court of competent jurisdiction preventing or prohibiting such exercise of the Stock Option, the delivery of the Option Shares or payment of the Spread in respect of such exercise.

                  SECTION 1.04. Closings. At each Closing, (i) in the event of a Closing pursuant to Section 1.02(d) or 1.02(e) if Bergen shall have elected to pay the Spread in shares of Bergen Common Stock, Bergen shall deliver to IVAX a certificate or certificates evidencing the applicable number of Option Shares (in the denominations specified therein), and IVAX shall purchase each such Option Share from Bergen at the Purchase Price or the Closing Date Price, as the case may be, or (ii) in the event of any other Closing pursuant to Section 1.02(e), Bergen shall deliver to IVAX cash in an amount determined pursuant to
Section 1.02(e). All payments made pursuant to this Agreement shall be made by wire transfer of immediately available funds. Certificates evidencing Option Shares delivered hereunder may, at Bergen's election, contain the following legend:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OF 1933 OR AN EXEMPTION THEREFROM.

Bergen shall, upon the written request of the holder thereof, issue such holder a new certificate evidencing such Option Shares without such legend in the event
(x) such Option Shares have been registered pursuant to the Securities Act, (y) such Option Shares have been sold in reliance on and in accordance with Rule 144 under the Securities Act or (z) such holder shall have delivered to Bergen an opinion of counsel, in form and substance reasonably satisfactory to Bergen, to the effect that subsequent transfers of such Option Shares may be effected without registration under the Securities Act.

                  SECTION 1.05. Adjustments upon Share Issuances, Changes in Capitalization, Etc. (a) In the event of any change in Bergen Common Stock or in the number of outstanding shares of Bergen Common Stock by reason of a stock dividend, split-up, recapitalization, combination, exchange of shares or similar transaction or any other extraordinary change in the corporate or capital structure of Bergen (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), the type and number of shares or securities to be issued by Bergen upon exercise of the Stock Option shall be adjusted appropriately, and proper provision shall be made in the agreements governing such transaction, so that IVAX shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that IVAX would have received in respect of Bergen Common Stock if the Stock Option had been exercised immediately prior to such event, or the record date therefor, as applicable and elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

                  (b) In the event that Bergen shall enter into an agreement (other than the Merger Agreement) (i) to consolidate with or merge into any person, other than IVAX or any IVAX Subsidiary, and shall not be the continuing or surviving corporation of such consolidation or merger, (ii) to permit any person, other than IVAX or any IVAX Subsidiary, to merge into Bergen and Bergen shall be the continuing or surviving corporation, but, in connection with such merger, the then outstanding shares of Bergen Common Stock shall be changed into or exchanged for stock or other securities of Bergen or any other person or cash or any other property or then outstanding shares of Bergen Common Stock shall after such merger represent less than 50% of the outstanding shares and share equivalents of the surviving corporation or (iii) to sell or otherwise transfer all or substantially all of its assets to any person, other than IVAX or any IVAX Subsidiary, then, and in each such case, proper provision shall be made in the agreements governing such transaction so that IVAX shall receive upon exercise of the Stock Option the number and class of shares or other securities or property that IVAX would have received in respect of Bergen Common Stock if the Stock Option had been exercised immediately prior to such transaction, or the record date therefor, as applicable and elected to the fullest extent it would have been permitted to elect, to receive such securities, cash or other property.

                  (c) The provisions of this Agreement, including, without limitation, Sections 1.01, 1.02, 1.04 and 3.02, shall apply with appropriate adjustments to any securities for which the Stock Option becomes exercisable pursuant to this Section 1.05.

                                   ARTICLE II

                    REPRESENTATIONS AND WARRANTIES OF BERGEN

                  Bergen hereby represents and warrants to IVAX as follows:

                  SECTION 2.01. Authority Relative to this Agreement. Bergen is duly organized and validly existing under the laws of the State of New Jersey. Bergen has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Bergen and the consummation by Bergen of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action, and no other corporate proceedings on the part of Bergen are necessary to authorize this Agreement or to consummate such transactions and the Bergen Rights Agreement has been amended to exempt IVAX from the definition of "Acquiring Person" contained in such agreement. This Agreement has been duly executed and delivered by Bergen and, assuming the due authorization, execution and delivery by IVAX, constitutes a legal, valid and binding obligation of Bergen, enforceable against Bergen in accordance with its terms.

                  SECTION 2.02. Authority to Issue Shares. Bergen has taken all necessary corporate action to authorize and reserve and permit it to issue, and at all times from the date hereof through the Termination Date shall have reserved, all the Option Shares issuable pursuant to this Agreement, and Bergen shall take all necessary corporate action to authorize and reserve and permit it to issue all additional shares of Bergen Common Stock or other securities which may be issued pursuant to Section 1.05, all of which, upon their issuance and delivery in accordance with the terms of this Agreement, shall be duly authorized, validly issued, fully paid and nonassessable, shall be delivered free and clear of all security interests, liens, claims, pledges, options, rights of first refusal, agreements, limitations on IVAX's voting rights, charges and other encumbrances of any nature whatsoever (other than this Agreement) and shall not be subject to any preemptive rights.

                  SECTION 2.03. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by Bergen do not, and the performance by Bergen of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the HSR Act or foreign competition, antitrust or investment law, state securities and "blue sky" laws and the regulations of the NYSE, if applicable) any Governmental Entity, (ii) conflict with or violate any provision of the Certificate of Incorporation or Bylaws of Bergen or any equivalent organizational documents of any Bergen Subsidiary, (iii) assuming that all consents, approvals, authorizations and permits described in this Section 2.03 have been obtained and all filings and notifications described in this Section 2.03 have been made, conflict with or violate any Law applicable to Bergen or any Bergen Subsidiary or by which any property or asset of Bergen or any Bergen Subsidiary is bound or affected or
(iv) except as set forth in Section 4.05(a) of the Bergen Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of Bergen or any Bergen Subsidiary or on any Option Shares pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent or materially delay the performance by Bergen of any of its obligations pursuant to this Agreement.


                                   ARTICLE III

                               COVENANTS OF BERGEN

                  SECTION 3.01. Listing; Other Action. (a) Bergen shall, at its expense, use all reasonable efforts to cause the Option Shares to be approved for listing on the NYSE, subject to notice of issuance, as promptly as practicable following an Exercise Event, and shall provide prompt notice to the NYSE of the issuance of each Option Share, except to the extent the delivery of the Option Shares can be satisfied with shares of Bergen Common Stock held in treasury by Bergen.

                  (b) Bergen shall use all reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Laws to consummate and make effective the transactions contemplated hereunder, including, without limitation, using all reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of Governmental Entities. Without limiting the generality of the foregoing, Bergen shall when required in order to effect the transactions contemplated hereunder make all necessary filings, and thereafter make any other required or appropriate submissions, under the HSR Act and shall supply as promptly as practicable to the appropriate Governmental Entity any additional information and documentary material that may be requested pursuant to the HSR Act.

                  (c) Bergen shall not take any action in order to cause intentionally the exercise of the Stock Option to violate Section 312.03.

                  SECTION 3.02. Registration. (a) In the event that IVAX shall desire to sell any of the Option Shares within three years after the purchase of such Option Shares pursuant hereto, and such sale requires, in the opinion of counsel to IVAX, which opinion shall be reasonably satisfactory to Bergen and its counsel, registration of such Option Shares under the Securities Act, Bergen shall cooperate with IVAX and any underwriters in registering such Option Shares for resale, including, without limitation, promptly filing a registration statement which complies with the requirements of applicable federal and state securities laws and entering into an underwriting agreement with such underwriters upon such terms and conditions as are customarily contained in underwriting agreements with respect to secondary distributions; provided, however, that Bergen shall not be required to have declared effective more than two registration statements hereunder and shall be entitled to delay the filing or effectiveness of any registration statement for up to 120 days if the offering would, in the judgment of the Board of Directors of Bergen, require premature disclosure of any material corporate development or otherwise interfere with or adversely affect any pending or proposed offering of securities of Bergen or any other material transaction involving Bergen. IVAX agrees to use all reasonable efforts to cause, and to cause any underwriters of any sale or other disposition to cause, any sale or other disposition pursuant to such registration statement to be effected on a widely distributed basis so that upon consummation thereof no purchaser or transferee shall acquire beneficially more than 1% of the then outstanding voting power of Bergen.

                  (b) If the Bergen Common Stock is registered pursuant to the provisions of this Section 3.02, Bergen agrees (i) to furnish copies of the registration statement and prospectus relating to the Option Shares covered thereby in such numbers as IVAX may from time to time reasonably request and
(ii) if any event shall occur as a result of which it becomes necessary to amend or supplement any registration statement or prospectus, to prepare and file under the applicable securities laws such amendments and supplements as may be necessary to keep available for at least 90 days a prospectus covering the Bergen Common Stock meeting the requirements of such securities laws, and to furnish IVAX such numbers of copies of the registration statement and prospectus as amended or supplemented as may reasonably be requested. Bergen shall bear the cost of the registration, including, but not limited to, all registration and filing fees, printing expenses, and fees and disbursements of counsel and accountants for Bergen, except that IVAX shall pay the fees and disbursements of its counsel and the underwriting fees and selling commissions applicable to the shares of Bergen Common Stock sold by IVAX. Bergen shall indemnify and hold harmless IVAX, its affiliates and its officers and directors from and against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to Bergen by IVAX, its affiliates and its officers and other representatives expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph. Bergen shall also indemnify and hold harmless each underwriter and each person who controls any underwriter within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages, liabilities and expenses arising out of or based upon any statements contained in, omissions or alleged omissions from, each registration statement filed pursuant to this paragraph; provided, however, that this provision shall not apply to any loss, liability, claim, damage or expense to the extent it arises out of any untrue statement or omission made in reliance upon and in conformity with written information furnished to Bergen by the underwriters expressly for use in any registration statement (or any amendment thereto) or any preliminary prospectus filed pursuant to this paragraph.


                                   ARTICLE IV

                     REPRESENTATIONS AND WARRANTIES OF IVAX

                  IVAX hereby represents and warrants to Bergen as follows:

                  SECTION 4.01. Authority Relative to this Agreement. IVAX is duly organized and validly existing under the laws of the State of Florida. IVAX has all necessary corporate power and authority to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by IVAX and the consummation by IVAX of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate action and no other corporate proceedings on the part of IVAX are necessary to authorize this Agreement or to consummate such transactions. This Agreement has been duly executed and delivered by IVAX and, assuming the due authorization, execution and delivery by Bergen, constitutes a legal, valid and binding obligation of IVAX, enforceable against IVAX in accordance with its terms.

                  SECTION 4.02. No Conflict; Required Filings and Consents. The execution and delivery of this Agreement by IVAX do not, and the performance by IVAX of its obligations pursuant to this Agreement and the consummation of the transactions contemplated hereby will not, (i) require any consent, approval, authorization or permit of, or filing with or notification to (other than pursuant to the HSR Act or foreign competition, antitrust or investment law, state securities and "blue sky" laws and the regulations of the AMEX, if applicable) any Governmental Entity, (ii) conflict with or violate any provision of the Articles of Incorporation or Bylaws of IVAX or any equivalent organizational documents of any IVAX Subsidiary, (iii) assuming that all consents, approvals, authorizations and permits described in this Section 4.02 have been obtained and all filings and notifications described in this Section
4.02 have been made, conflict with or violate any Law applicable to IVAX or any IVAX Subsidiary or by which any property or asset of IVAX or any IVAX Subsidiary is bound or affected or (iv) except as set forth in Section 3.05(a) of the IVAX

Disclosure Schedule, result in any breach of or constitute a default (or an event which with the giving of notice or lapse of time or both would become a default) under, or give to others any right of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or other encumbrance on any property or asset of IVAX or any IVAX Subsidiary pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation, except, with respect to clauses (iii) and (iv), for any such conflicts, violations, breaches, defaults or other occurrences which would neither, individually or in the aggregate, prevent or materially delay the performance by IVAX of any of its obligations pursuant to this Agreement.


                                    ARTICLE V

                                COVENANTS OF IVAX

                  IVAX hereby covenants and agrees as follows:

                  SECTION 5.01. Distribution. IVAX shall acquire the Option Shares for investment purposes only and not with a view to any distribution thereof in violation of the Securities Act, and shall not sell any Option Shares purchased pursuant to this Agreement except in compliance with the Securities Act and applicable state securities and "blue sky" laws.


                                   ARTICLE VI

                            TERMINATION OF AGREEMENT

                  SECTION 6.01. Termination. This Agreement, other than the rights and obligations of IVAX and Bergen under Sections 3.01, 3.02 and 5.01 and
Article VII, shall terminate on the Termination Date.


                                   ARTICLE VII

                                  MISCELLANEOUS

                  SECTION 7.01. Amendment. This Agreement may not be amended except by an instrument in writing signed by the parties hereto.

                  SECTION 7.02. Waiver. Either party hereto may (a) extend the time for or waive compliance with the performance of any obligation or other act of the other party hereto or (b) waive any inaccuracy in the representations and warranties contained herein or in any document delivered pursuant hereto. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

                  SECTION 7.03. Fees and Expenses. Except as otherwise provided herein or in Section 8.05 of the Merger Agreement, all Expenses incurred in connection with this Agreement shall be paid by the party incurring such expenses.

                  SECTION 7.04. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by telecopy or facsimile, by registered or certified mail (postage prepaid, return receipt requested) or by a nationally recognized courier service to the respective parties at their addresses as specified in Section 9.02 of the Merger Agreement.

                  SECTION 7.05. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner to the fullest extent permitted by applicable Law in order that the transactions contemplated hereby may be consummated as originally contemplated to the fullest extent possible.

                  SECTION 7.06. Assignment; Binding Effect; Benefit. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Notwithstanding anything contained in this Agreement to the contrary, nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto or their respective successors and permitted assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

                  SECTION 7.07. Specific Performance. The parties hereto agree that irreparable damage would occur in the event any provision of this Agreement were not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

                  SECTION 7.08. Governing Law. Except to the extent that the Laws of the jurisdiction of organization of any party hereto, or any other jurisdiction, are mandatorily applicable to the matters arising under or in connection with this Agreement, this Agreement shall be governed by the Laws of the State of New York. All actions and proceedings arising out of or relating to this Agreement shall be heard and determined in any New York state or federal court sitting in The City of New York.

                  SECTION 7.09. Consent to Jurisdiction; Venue. (a) Each of the parties hereto irrevocably submits to the exclusive jurisdiction of the state courts of New York and to the jurisdiction of the United States District Court for the Southern District of New York, for the purpose of any action or proceeding arising out of or relating to this Agreement and each of the parties hereto irrevocably agrees that all claims in respect to such action or proceeding may be heard and determined exclusively in any New York state or federal court sitting in The City of New York. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law.

                  (b) Each of the parties hereto irrevocably consents to the service of any summons and complaint and any other process in any other action or proceeding relating hereto, on behalf of itself or its property, by the personal delivery of copies of such process to such party. Nothing in this
Section 7.09 shall affect the right of any party hereto to serve legal process in any other manner permitted by Law.

                  SECTION 7.10. Headings. The descriptive headings contained in this Agreement are included for convenience of reference only and shall not affect in any way the meaning or interpretation of this Agreement.

                  SECTION 7.11. Counterparts. This Agreement may be executed and delivered (including by facsimile transmission) in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed and delivered shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                  SECTION 7.12. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings between the parties with respect thereto. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by all parties hereto.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first written above by their respective officers thereunto duly authorized.

                                                   IVAX CORPORATION


                                                   By: _________________________
                                                         Name:
                                                         Title:


                                                   BERGEN BRUNSWIG CORPORATION


                                                   By: _________________________
                                                         Name:
                                                         Title: